UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
May 19, 2011
Lender Processing Services, Inc.
(Exact name of Registrant as Specified in its Charter)
001-34005
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1547801 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-5100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
The Lender Processing Services, Inc. (“LPS” or the “Company”) Annual Meeting of Shareholders was held on May 19, 2011. The results of matters submitted to a vote were as follows:
     Nominees for Class III directors to serve until the 2014 LPS Annual Meeting of Shareholders were elected by the following vote:

	Shares Voted	Authority to Vote
	“For”	“Withheld”
Lee A. Kennedy	69,697,544	824,086
Philip G. Heasley	69,204,220	1,317,410
Susan E. Lester	70,100,292	421,338
     Directors whose term of office as a director continued after the meeting are as follows: Jeffrey S. Carbiener, Alvin R. (Pete) Carpenter, John F. Farrell, Jr., David K. Hunt and James K. Hunt.
     The proposal to approve the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for LPS for 2011 received the following votes:

	Votes	Percentage
Shares Voted “For”	73,911,628	98.0%
Shares Voted “Against”	522,498	0.7%
Shares Voted “Abstain”	942,550	1.3%
     The proposal to approve, by non-binding vote, executive compensation received the following votes:

	Votes	Percentage
Shares Voted “For”	55,564,360	78.8%
Shares Voted “Against”	14,576,419	20.7%
Shares Voted “Abstain”	380,851	0.5%
     The proposal to recommend, by non-binding vote, the frequency of votes on executive compensation received the following votes:

	Votes	Percentage
Shares Voted “One Year”	61,652,730	87.4%
Shares Voted “Two Years”	220,334	0.3%
Shares Voted “Three Years”	8,575,908	12.2%
Shares Voted “Abstain”	72,658	0.1%
     The Company plans to hold non-binding shareholder votes on executive compensation every year.
     The proposal to approve the Lender Processing Services, Inc. Amended and Restated 2008 Omnibus Incentive Plan received the following votes:

	Votes	Percentage
Shares Voted “For”	51,599,752	73.2%
Shares Voted “Against”	18,882,856	26.7%
Shares Voted “Abstain”	99,022	0.1%

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lender Processing Services, Inc.
Date: May 19, 2011	By:	/s/ Jeffrey S. Carbiener
Jeffrey S. Carbiener
President and Chief Executive Officer